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                                  EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-24107) pertaining to the Seattle FilmWorks, Inc. Incentive Stock Option Plan, the Registration Statement (Form S-8 Number 33-36020) pertaining to the Seattle Filmworks, Inc. 1987 Stock Option Plan, the Registration Statement (Form S-8 Number 33-69530) pertaining to the Seattle FilmWorks, Inc. 1993 Employee Stock Purchase Plan, and the Registration Statements (Form S-8 Number 33-81332 and 333-02431) pertaining to the Seattle FilmWorks, Inc. Amended and Restated Incentive Stock Option Plan and the Amended and Restated 1987 Stock Option Plan of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of Seattle FilmWorks, Inc. included in the Annual Report (Rorm 10-K) for the year ended September 27, 1997.


                                                      ERNST & YOUNG LLP


Seattle, Washington
December 22, 1997

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